Exhibit 99.1

Contact: John Sharkey 631-231-0333
400 Oser Ave Hauppauge, NY 11788

TSR CEO Resumes Duties After Conclusion of Medical Leave

Hauppauge, NY (August 31, 2015)—TSR, Inc. (Nasdaq: TSRI), a provider of computer programming consulting services, today announced that Joseph F. Hughes will fully resume his duties as the Company’s Chairman, President, Chief Executive Officer and Treasurer effective September 1, 2015, following a medical leave of absence. The Company had previously announced on June 4, 2015 that Mr. Hughes was being granted a 90-day medical leave with the understanding that he would fully resume his duties as Chairman, President, Chief Executive Officer and Treasurer upon the conclusion of the medical leave. Senior Vice President Christopher Hughes, who performed the duties of Chairman, President, Chief Executive Officer and Treasurer during Mr. Joseph Hughes’ leave of absence, resumed his duties as Senior Vice President of the Company.

Certain statements contained herein, including statements as to the Company’s plans, are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties, including, but not limited to, the following: the impact of adverse economic conditions on the Company’s business; risks relating to the competitive nature of the markets for contract computer programming services; the extent to which market conditions for the Company’s contract computer programming services will continue to adversely affect the Company’s business; the concentration of the Company’s business with certain customers; uncertainty as to the Company’s ability to maintain its relations with existing customers and expand its business; the impact of changes in the industry and the Company’s ability to adapt to changing market conditions and other risks and uncertainties described in the Company’s filings under the Securities Exchange Act of 1934. The Company is under no obligation to publicly update or revise forward-looking statements.